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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3/A No. 333-119285) and related Prospectus of Renal Care Group, Inc. for the registration of $160,000,000 of debt securities and to the incorporation by reference therein of our report dated February 13, 2004, except for Note 13 for which the date is April 19, 2004, with respect to the consolidated financial statements and schedules of Renal Care Group, Inc. for the year ended December 31, 2003, included in the report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2004.

/s/ Ernst & Young LLP

Nashville, Tennessee
December 13, 2004